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                                                                    EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF BUDGET GROUP, INC.

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
SUBSIDIARY                            JURISDICTION OF INCORPORATION   NAME UNDER WHICH IT DOES BUSINESS
----------                            -----------------------------   ---------------------------------
Budget Rent A Car Corporation.......  Delaware
Reservation Services, Inc...........  Texas
Team Realty Services, Inc...........  Delaware
Budget Rent a Car of Canada Limited   Canada
Team Fleet Services Corporation.....  Delaware
Team Fleet Financing Corporation....  Delaware
Budget Rent A Car Systems, Inc......  Delaware
BRAC SOCAL Funding Corporation......  Delaware
VPSI, Inc...........................  Delaware
Budget Fleet Finance Corporation....  Delaware
Budget Funding Corporation..........  Delaware
NYRAC, Inc..........................  New York
Dayton Auto Lease Company, Inc......  Delaware
Mosiant Car Sales, Inc..............  Louisiana
Team Rental of Arkansas, Inc........  Delaware
Team Holdings Corporation...........  Illinois
BRAC Reinsurance Company............  Bermuda
Control Risk Corporation............  Illinois
Philip Jacobs Insurance Agency,
  Inc...............................  California
BRAC Credit Corporation.............  Delaware
Budget Car Sales, Inc. (formally
  known
  as Team Car Sales, Inc.)..........  Indiana
IN Motors VI, LLC...................  Indiana                        Budget Car Sales
TSC Properties, LLC.................  Indiana
Team Car Sales of Philadelphia,
  Inc...............................  Delaware                       Budget Car Sales
Team Car Sales of Richmond, Inc.....  Delaware                       Budget Car Sales
Team Car Sales of San Diego, Inc....  Delaware
Team Car Sales of Dayton, Inc.......  Delaware                       Budget Car Sales
Team Car Sales of Charlotte, Inc....  Delaware                       Budget Car Sales
Team Car Sales of Southern
  California, Inc...................  Delaware
Budget Sales Corporation............  Delaware
Budget Rent a Car International,
  Inc...............................  Delaware
Budget Rent a Car Espana, S.A.......  Spain
Budget Rent a Car, Ltd., Ireland....  England
BRACRENT, S.A.......................  Spain
BTI (U.K.) plc......................  England
Budget Locacao de Veiculos Ltda.....  Brazil
Budget Rent a Car Limited...........  New Zealand
Target Rent a Car Limited...........  New Zealand
Budget Lease Management
  (Car Sales) Limited...............  New Zealand
Budget Rent a Car of Japan, Inc.
  (formerly BRAC of Japan, Inc.)....  Delaware
Budget Rent a Car Asia-Pacific, Inc.
  (formally BRAC RPS, Inc., formally
  Budget Leasing Corporation).......  Delaware
Budget Rent a Car Australia Pty.
  Ltd...............................  Australia
Budget Rent a Car Operations
  Pty. Limited......................  Australia
Societe Financiere et de
  Participation.....................  France
Budget France, S.A..................  France
Budget Rent a Car of St. Louis,
  Inc...............................  Missouri
Peer Group Resources, Inc...........  Delaware
Premier Car Rental LLC..............  Georgia
Budget Rent a Car Company GmbH......  Germany
Cruise America, Inc.................  Florida
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